As filed with the Securities and Exchange Commission on July 25, 2006 Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             CHICOPEE BANCORP, INC.
             (exact name of registrant as specified in its charter)

          MASSACHUSETTS                              20-4840562
---------------------------------           ---------------------------------
(State or other jurisdiction of            (IRS Employer Identification No.)
 incorporation or organization)

                                70 CENTER STREET
                          CHICOPEE, MASSACHUSETTS 01013
                                 (413) 594-6692
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              CHICOPEE SAVINGS BANK
                           401(K) PROFIT SHARING PLAN
                            (Full Title of the Plan)
                           --------------------------

                                                    COPIES TO:
WILLIAM J. WAGNER                                   SEAN P. KEHOE
PRESIDENT AND CHIEF EXECUTIVE OFFICER               SUZANNE A. WALKER
CHICOPEE BANCORP, INC.                              MULDOON MURPHY & AGUGGIA LLP
70 CENTER STREET                                    5101 WISCONSIN AVENUE, N.W.
CHICOPEE, MASSACHUSETTS  01013                      WASHINGTON, D.C.  20016
(413) 594-6692                                      (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)



======================================================================================================================
                                       Amount          Proposed Maximum       Proposed Maximum         Amount of
   Title of Securities to be           to be          Offering Price Per     Aggregate Offering      Registration
           Registered                Registered            Share(1)               Price(2)                Fee
----------------------------------------------------------------------------------------------------------------------
         Common Stock
         $.01 par Value               202,166            $14.77                 $2,986,000             $320
----------------------------------------------------------------------------------------------------------------------
         Participation
           Interests                    (3)                                                               (4)
======================================================================================================================

(1) The average of the high and low price of the common stock of Chicopee Bancorp, Inc. (the "Common Stock") on the Nasdaq National Market on July 20, 2006, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(2)      Estimated solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4) The securities of Chicopee Bancorp, Inc. (the "Company" or the "Registrant") to be purchased by the Chicopee Savings Bank 401(k) Profit Sharing Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h)(2), no separate fee is required for the participation interests. In accordance with Rule 457(h) under the Securities Act, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462

CHICOPEE BANCORP, INC.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Chicopee Savings Bank 401(k) Profit Sharing Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Chicopee Bancorp, Inc. (the "Registrant" or the "Holding Company") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Prospectus filed with the SEC by the Registrant (File No. 333-132512) pursuant to Rule 424(b)(3) on May 22, 2006, which includes (i) the financial statements of Chicopee Savings Bank as of December 31, 2005 and 2004, and the related statements of income, retained earnings and cash flows for each of the years in the 3-year period ended December 31, 2005; together with the related notes and report of Deloitte & Touche LLP, independent registered public accounting firm for the fiscal year ended December 31, 2003 and Berry, Dunn, McNeil and Parker, independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2004.

         (b) The description of the Registrant's common stock contained in Registrant's Form 8-A12G (File No. 000-51996), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on May 11, 2006.

         (c) The Plan's annual report on Form 11-K for the plan year ended December 31, 2005 filed with the SEC on July 25, 2006.

         (d) All the documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) or 15(d) of the Exchange Act (excluding items 2.02 and 7.01 of Form 8-K) after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND PLAN ADMINISTRATOR

         Directors, officers and employees of the Holding Company may be entitled to the benefit from the indemnification provisions contained in the Massachusetts Business Corporation Act and the Holding Company's Articles of Incorporation. The general effect of these provisions are noted below.

         Sections 8.50-8.59 of the Massachusetts Business Corporation Act authorize a Massachusetts corporation to indemnify its present and former directors and officers under certain conditions. Article 7 of our bylaws provides that we shall indemnify each person who serves or has served as a director or officer at the level of Vice President or above to the fullest extent permitted by applicable law, against expenses (including attorney's fees), judgments, fines, ERISA excise taxes, penalties, and amounts reasonably paid in settlement incurred in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative, arbitrative or investigative (without regard to whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity for or on behalf of Chicopee Bancorp, Inc. while serving as a director or officer) or any claim, issue or matter therein, which proceeding such director or officer is, or is threatened to be made, a party to or participant in by reason of the fact that he or she is or was one of our directors or officers or was serving at our request as a director, officer, trustee, or in a similar capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The rights of indemnification continue as to a director or officer after he or she has ceased to be a director or officer and shall inure to the benefit of his or her heirs, estate, executors, administrators and personal representatives. No amendment, termination or repeal of the provisions of Article 7 of our bylaws or of the relevant provisions of the Massachusetts Business Corporation Act shall affect or deprive a director or officer of the benefit of those by-laws or applicable law with respect to any proceeding arising out of or relating to any actions, transactions or facts occurring prior to such amendment, termination or repeal.

         Section 2.02 of the Massachusetts Business Corporation Act authorizes a Massachusetts corporation to adopt a provision in its articles of organization eliminating or limiting the personal liability of directors to the corporation for monetary damages for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

         o any breach of the director's duty of loyalty to the corporation or its shareholders;

         o any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o any improper distributions to shareholders under Section 6.40 of the Massachusetts Business Corporation Act; or

         o any transaction from which the director derived an improper personal benefit

         Section 6.5.4 of Chicopee Bancorp's articles of organization provides that, to the maximum extent permitted by the Massachusetts Business Corporation Act, none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability. No amendment to or repeal of the provisions of Section 6.5.4 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Act is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Act as so amended. A principal effect of
Section 6.5.4 is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

         Section 8.57 of the Massachusetts Business Corporation Act also authorizes a Massachusetts corporation to obtain insurance on behalf of its directors and officers against liability incurred by them in those capacities. We have procured a directors' and officers' liability and company reimbursement liability insurance policy that insures (a) our directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by our directors or officers and (b) us against losses, above a deductible amount, arising from any of the specified types of claims, but only if we are required or permitted to indemnify our directors or officers for those losses under statutory or common law or under provisions of our articles of organization or bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         10     Chicopee Savings Bank 401(k) Profit Sharing Plan(1)
         23.1   Consent of Berry, Dunn, McNeil & Parker
         23.2   Consent of Deloitte & Touche LLP
         24     Power of Attorney (contained on the signature pages).
-------------------
(1) Incorporated herein by reference to the Registrant's Form S-1/A Registration Statement - Exhibit 10.4, filed with the SEC on May 1, 2006.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the Volume of Securities Offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c)-(g)  Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         The registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, Chicopee Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicopee, Commonwealth of Massachusetts on July 25, 2006.

                                      CHICOPEE BANCORP, INC.


                                      By: /s/ William J. Wagner
                                          --------------------------------------
                                          William J. Wagner
                                          President and Chief Executive Officer
                                          (duly authorized representative)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William J. Wagner, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                                   Title                                  Date
       ----                                   -----                                  ----

/s/ William J. Wagner              President and Chief Executive Officer        July 25, 2006
-----------------------------      (principal executive officer)
William J. Wagner



/s/ W. Guy Ormsby                  Executive President, Chief Financial         July 25, 2006
-----------------------------      Officer, Treasurer and Director
w. Guy Ormsby                      (principal accounting and
                                   financial officer)




/s/ Thomas J. Bardon               Director                                     July 25, 2006
-----------------------------
Thomas J. Bardon




/s/ James H. Bugbee                Director                                     July 25, 2006
-----------------------------
James H. Bugbee

                                       6



/s/ Arthur F. DuBois               Director                                     July 25, 2006
-----------------------------
Arthur F. DuBois




/s/ Louis E. Dupuis                Director                                     July 25, 2006
-----------------------------
Louis E. Dupuis




/s/ Douglas K. Engebretson         Director                                     July 25, 2006
-----------------------------
Douglas K. Engebretson




/s/ Edward J. Fitzgerald           Director                                     July 25, 2006
-----------------------------
Edward J. Fitzgerald




/s/ David P. Fontaine              Director                                     July 25, 2006
-----------------------------
David P. Fontaine




/s/ William J. Giokas              Director                                     July 25, 2006
-----------------------------
William J. Giokas



/s/ Francine Jasinski Hayward      Director                                     July 25, 2006
-----------------------------
Francine Jasinski Hayward



/s/ James P. Lynch                 Director                                     July 25, 2006
-----------------------------
James P. Lynch



/s/ Willaim D. Masse               Director                                     July 25, 2006
-----------------------------
William D. Masse



/s/ Edmund J. Mekal                Director                                     July 25, 2006
-----------------------------
Edmund J. Mekal

                                       7



/s/ John P. Moylan                 Director                                     July 25, 2006
-----------------------------
John P. Moylan



/s/ Gregg F. Orlen                 Director                                     July 25, 2006
-----------------------------
Gregg F. Orlen



/s/ Paul C. Picknelly              Director                                     July 25, 2006
-----------------------------
Paul C. Picknelly



/s/ Barry W. Soden                 Director                                     July 25, 2006
-----------------------------
Barry W. Soden



/s/ Edwin M. Sowa                  Director                                     July 25, 2006
-----------------------------
Edwin M. Sowa



/s/ Judith T. Tremble              Director                                     July 25, 2006
-----------------------------
Judith T. Tremble

THE PLAN.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Chicopee Savings Bank 401(k) Profit Sharing Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Woburn, Massachusetts on July 25, 2006.


                                               CHICOPEE SAVINGS BANK
                                               401(K) PROFIT SHARING PLAN



                                               By: /s/ Thomas Forese
                                                   -----------------------------
                                                   Thomas Forese
                                                   Plan Administrator

                                 EXHIBIT INDEX
                                 -------------

                                                                                                   Sequentially
                                                                                                      Numbered
  Exhibit No.                  Description                         Method of Filing                Page Location
---------------      ---------------------------------     ------------------------------         -----------------
     10                 Chicopee Savings Bank 401(k)
                        Profit Sharing Plan                Incorporated herein by reference.

     23(1)              Berry, Dunn, McNeil & Parker       Filed herewith.

     23(2)              Deloitte & Touche LLP              Filed herewith.

     24                 Power of Attorney                  Located on the signature page.
